Exhibit 20

Subsidiary Guarantees of Debt

The company’s notes payable and senior credit facilities are guaranteed on a full, unconditional and joint and several basis by certain of the company’s wholly owned domestic subsidiaries. The senior credit facilities are secured by: (1) a pledge of 100 percent of the stock owned by the company in its material direct and indirect majority-owned domestic subsidiaries and (2) a pledge of the company’s stock, owned directly or indirectly, of certain foreign subsidiaries, which equals 65 percent of the stock of each foreign subsidiary.

The following is unaudited condensed, consolidating financial information for the company, segregating the guarantor subsidiaries and non-guarantor subsidiaries, as of April 1, 2007, and December 31, 2006, and for the three months ended April 1, 2007, and April 2, 2006. Certain prior year amounts have been reclassified in order to conform to the current year presentation. Prior year amounts have also been retrospectively adjusted to reflect the company’s fourth quarter 2006 change in accounting for certain inventories from LIFO to FIFO (as discussed in Note 7 to the company’s consolidated financial statements). Separate financial statements for the guarantor subsidiaries and the non-guarantor subsidiaries are not presented because management has determined that such financial statements would not be material to investors.

	UNAUDITED CONDENSED, CONSOLIDATED STATEMENT OF EARNINGS
	For the Three Months Ended April 1, 2007
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
Net sales	$-	$1,291.9	$432.3	$(30.0)	$1,694.2
Costs and expenses
Cost of sales (excluding depreciation and amortization)	-	1,088.1	336.2	(30.0)	1,394.3
Depreciation and amortization	0.8	42.3	21.9	-	65.0
Selling, general and administrative	12.3	45.3	24.6	-	82.2
Interest expense	10.0	13.7	14.2	-	37.9
Equity in results of subsidiaries	(84.1)	-	-	84.1	-
Corporate allocations	(15.9)	15.7	0.2	-	-
	(76.9)	1,205.1	397.1	54.1	1,579.4
Earnings (loss) before taxes	76.9	86.8	35.2	(84.1)	114.8
Tax provision	4.3	(27.2)	(13.8)	-	(36.7)
Minority interests	-	-	(0.1)	-	(0.1)
Equity in results of affiliates	-	0.6	2.6	-	3.2
Net earnings (loss)	$81.2	$60.2	$23.9	$(84.1)	$81.2

	UNAUDITED CONDENSED, CONSOLIDATED STATEMENT OF EARNINGS
	For the Three Months Ended April 2, 2006
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
Net sales	$–	$1,063.4	$339.3	$(37.8)	$1,364.9
Costs and expenses
Cost of sales (excluding depreciation and amortization)	–	926.0	268.5	(37.8)	1,156.7
Depreciation and amortization	0.8	33.2	20.6	–	54.6
Business consolidation costs	–	–	2.1	–	2.1
Selling, general and administrative	19.4	28.0	22.9	–	70.3
Interest expense	7.8	4.3	11.2	–	23.3
Equity in results of subsidiaries	(51.3)	-	-	51.3	–
Corporate allocations	(16.6)	14.7	1.9	–	–
	(39.9)	1,006.2	327.2	13.5	1,307.0
Earnings (loss) before taxes	39.9	57.2	12.1	(51.3)	57.9
Tax provision	4.5	(19.2)	(1.8)	–	(16.5)
Minority interests	–	–	(0.2)	–	(0.2)
Equity in results of affiliates	–	0.7	2.5	–	3.2
Net earnings (loss)	$44.4	$38.7	$12.6	$(51.3)	$44.4

	UNAUDITED CONDENSED, CONSOLIDATING BALANCE SHEET
	April 1, 2007
($ in millions)	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
ASSETS
Current assets
Cash and cash equivalents	$7.0	$2.1	$42.1	$–	$51.2
Receivables, net	0.4	220.9	477.3	–	698.6
Inventories, net	–	756.2	262.5	–	1,018.7
Deferred taxes and prepaid expenses	4.1	44.1	42.5	–	90.7
Total current assets	11.5	1,023.3	824.4	–	1,859.2

Property, plant and equipment, at cost	44.3	2,477.7	1,226.5	–	3,748.5
Accumulated depreciation	(16.8)	(1,404.4)	(438.1)	–	(1,859.3)
Total property, plant and equipment, net	27.5	1,073.3	788.4	–	1,889.2

Investment in subsidiaries	1,946.4	444.4	81.0	(2,471.8)	–
Investment in affiliates	1.3	24.2	54.6	–	80.1
Goodwill	–	750.0	1,020.4	–	1,770.4
Intangibles and other assets, net	115.1	120.6	83.4	–	319.1
	$2,101.8	$3,435.8	$2,852.2	$(2,471.8)	$5,918.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$80.0	$10.2	$148.0	$–	$238.2
Accounts payable	34.7	389.2	244.5	–	668.4
Accrued employee costs	13.0	109.0	53.8	–	175.8
Income taxes payable	20.2	–	11.3	–	31.5
Other current liabilities	43.6	81.6	94.9	–	220.1
Total current liabilities	191.5	590.0	552.5	–	1,334.0

Long-term debt	1,606.3	10.1	744.3	–	2,360.7
Intercompany borrowings	(1,219.5)	1,042.1	177.4	–	-
Employee benefit obligations	162.4	285.1	399.3	–	846.8
Deferred taxes and other liabilities	145.7	(120.7)	135.0	–	160.0
Total liabilities	886.4	1,806.6	2,008.5	–	4,701.5

Minority interests	–	–	1.1	–	1.1
Shareholders’ equity
Convertible preferred stock	–	–	179.6	(179.6)	–
Preferred shareholders’ equity	–	–	179.6	(179.6)	–

Common stock	724.8	819.7	495.4	(1,315.1)	724.8
Retained earnings	1,594.7	922.7	70.6	(993.3)	1,594.7
Accumulated other comprehensive earnings (loss)	(14.9)	(113.2)	97.0	16.2	(14.9)
Treasury stock, at cost	(1,089.2)	–	–	–	(1,089.2)
Common shareholders’ equity	1,215.4	1,629.2	663.0	(2,292.2)	1,215.4
Total shareholders’ equity	1,215.4	1,629.2	842.6	(2,471.8)	1,215.4
	$2,101.8	$3,435.8	$2,852.2	$(2,471.8)	$5,918.0

	UNAUDITED CONDENSED, CONSOLIDATING BALANCE SHEET
	December 31, 2006
($ in millions)	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
ASSETS
Current assets
Cash and cash equivalents	$110.3	$2.3	$38.9	$–	$151.5
Receivables, net	(0.3)	238.3	341.5	–	579.5
Inventories, net	–	671.2	264.2	–	935.4
Deferred taxes and prepaid expenses	15.8	36.3	42.8	–	94.9
Total current assets	125.8	948.1	687.4	–	1,761.3

Property, plant and equipment, at cost	43.2	2,468.7	1,174.4	–	3,686.3
Accumulated depreciation	(16.0)	(1,375.5)	(418.8)	–	(1,810.3)
Total property, plant and equipment, net	27.2	1,093.2	755.6	–	1,876.0

Investment in subsidiaries	1,855.2	438.3	81.1	(2,374.6)	–
Investment in affiliates	1.4	23.2	51.9	–	76.5
Goodwill	–	754.4	1,019.3	–	1,773.7
Intangibles and other assets, net	101.0	118.0	134.4	–	353.4
	$2,110.6	$3,375.2	$2,729.7	$(2,374.6)	$5,840.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$12.5	$11.2	$157.6	$–	$181.3
Accounts payable	98.3	404.1	230.0	–	732.4
Accrued employee costs	9.5	137.1	54.5	–	201.1
Income taxes payable	19.2	–	52.6	–	71.8
Other current liabilities	79.1	91.2	97.4	–	267.7
Total current liabilities	218.6	643.6	592.1	–	1,454.3

Long-term debt	1,498.9	13.6	757.9	–	2,270.4
Intercompany borrowings	(1,069.6)	1,012.7	56.9	–	-
Employee benefit obligations	173.9	272.8	401.0	–	847.7
Deferred taxes and other liabilities	123.4	(121.8)	100.5	–	102.1
Total liabilities	945.2	1,820.9	1,908.4	–	4,674.5

Minority interests	–	–	1.0	–	1.0
Shareholders’ equity
Convertible preferred stock	–	–	179.6	(179.6)	–
Preferred shareholders’ equity	–	–	179.6	(179.6)	–

Common stock	703.4	819.7	495.4	(1,315.1)	703.4
Retained earnings	1,535.3	861.0	48.6	(909.6)	1,535.3
Accumulated other comprehensive earnings (loss)	(29.5)	(126.4)	96.7	29.7	(29.5)
Treasury stock, at cost	(1,043.8)	–	–	–	(1,043.8)
Common shareholders’ equity	1,165.4	1,554.3	640.7	(2,195.0)	1,165.4
Total shareholders’ equity	1,165.4	1,554.3	820.3	(2,374.6)	1,165.4
	$2,110.6	$3,375.2	$2,729.7	$(2,374.6)	$5,840.9

	UNAUDITED CONDENSED, CONSOLIDATING STATEMENT OF CASH FLOWS
	For the Three Months Ended April 1, 2007
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
Cash flows from operating activities
Net earnings (loss)	$81.2	$60.2	$23.9	$(84.1)	$81.2
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	0.8	42.3	21.9	–	65.0
Deferred taxes	(2.5)	(1.3)	(3.7)	–	(7.5)
Equity in results of subsidiaries	(84.1)	–	–	84.1	–
Other, net	4.9	7.8	1.3	–	14.0
Changes in working capital components, excluding effects of acquisitions	(23.2)	(120.5)	(116.7)	–	(260.4)
Net cash provided by (used in) operating activities	(22.9)	(11.5)	(73.3)	–	(107.7)

Cash flows from investing activities
Additions to property, plant and equipment	(1.0)	(25.9)	(61.2)	–	(88.1)
Investments in and advances to affiliates, net of dividends	(159.8)	40.1	119.7	–	–
Property insurance proceeds	–	–	48.6	–	48.6
Other, net	(0.6)	1.5	1.5	–	2.4
Net cash provided by (used in) investing activities	(161.4)	15.7	108.6	–	(37.1)

Cash flows from financing activities
Long-term borrowings	120.0	–	0.6	–	120.6
Repayments of long-term borrowings	–	(4.4)	(4.3)	–	(8.7)
Change in short-term borrowings	55.7	–	(28.4)	–	27.3
Proceeds from issuance of common stock	11.0	–	–	–	11.0
Acquisitions of treasury stock	(98.5)	–	–	–	(98.5)
Common dividends	(10.2)	–	–	–	(10.2)
Other, net	3.0	–	–	–	3.0
Net cash provided by (used in) financing activities	81.0	(4.4)	(32.1)	–	44.5

Effect of exchange rate changes on cash	–	–	–	–	–

Net change in cash and cash equivalents	(103.3)	(0.2)	3.2	–	(100.3)
Cash and cash equivalents - Beginning of period	110.3	2.3	38.9	–	151.5
Cash and cash equivalents - End of period	$7.0	$2.1	$42.1	$–	$51.2

	UNAUDITED CONDENSED, CONSOLIDATING STATEMENT OF CASH FLOWS
	For the Three Months Ended April 2, 2006
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
Cash flows from operating activities
Net earnings (loss)	$44.4	$38.7	$12.6	$(51.3)	$44.4
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	0.8	33.2	20.6	–	54.6
Business consolidation costs	–	–	2.1	–	2.1
Deferred taxes	(1.1)	(0.6)	(3.8)	–	(5.5)
Equity in results of subsidiaries	(51.3)	–	–	51.3	–
Other, net	3.7	(6.1)	(12.2)	–	(14.6)
Changes in working capital components, excluding effects of acquisitions	24.5	(88.4)	(188.9)	–	(252.8)
Net cash provided by (used in) operating activities	21.0	(23.2)	(169.6)	–	(171.8)

Cash flows from investing activities
Additions to property, plant and equipment	(0.4)	(51.2)	(12.8)	–	(64.4)
Business acquisitions, net of cash acquired	–	(742.2)	(25.7)	–	(767.9)
Investments in and advances to affiliates, net of dividends	(1,009.9)	826.0	183.9	–	–
Other, net	1.1	(0.2)	0.6	–	1.5
Net cash provided by (used in) investing activities	(1,009.2)	32.4	146.0	–	(830.8)

Cash flows from financing activities
Long-term borrowings	1,039.1	–	12.0	–	1,051.1
Repayments of long-term borrowings	–	(2.5)	(17.5)	–	(20.0)
Change in short-term borrowings	(18.0)	–	16.5	–	(1.5)
Proceeds from issuance of common stock	9.3	–	–	–	9.3
Acquisitions of treasury stock	(36.1)	–	–	–	(36.1)
Common dividends	(10.2)	–	–	–	(10.2)
Other, net	2.6	(7.0)	–	–	(4.4)
Net cash provided by (used in) financing activities	986.7	(9.5)	11.0	–	988.2

Effect of exchange rate changes on cash	–	–	0.3	–	0.3

Net change in cash and cash equivalents	(1.5)	(0.3)	(12.3)	–	(14.1)
Cash and cash equivalents - Beginning of period	8.0	1.7	51.3	–	61.0
Cash and cash equivalents - End of period	$6.5	$1.4	$39.0	$	$46.9